Exhibit 99.1

               Digital Fusion Releases First Quarter 2006 Results


    HUNTSVILLE, Ala.--(BUSINESS WIRE)--May 10, 2006--Digital Fusion, Inc. (OTCBB:DIGF), an information technology ("IT"), research and engineering, and acquisition and business support services provider, today announced financial results for the first quarter ended March 31, 2006.
    First Quarter 2006 Highlights

    -- Revenue of $7.1 million, an increase of $2.7 million over same quarter in the previous year

    -- Earnings before interest, taxes, share-based compensation, depreciation and amortization (EBITDA) of $480,000, an increase of $200,000 or 71% over same quarter in the previous year

    Financial Comparisons

    For the quarter ended March 31, 2006, revenues increased to $7.1 million for the quarter compared to $4.4 million for the first quarter of 2005. Non-GAAP net income which does not include stock option expense increased 107.5% to $193,000 for the quarter compared to net income of $93,000 for the first quarter of 2005. Non-GAAP earnings per share, assuming dilution, remained unchanged at $0.01 for the quarter compared to earnings per share, assuming dilution, for the first quarter of 2005. For the quarter, GAAP net loss was $164,000 and GAAP loss per share was $0.01 compared to GAAP net income of $93,000 and earnings per share of $0.01 for the first quarter of 2005.
    Non-GAAP net income and non-GAAP earnings per share for the first quarter exclude the effect of stock-based compensation expense resulting from the application of Statement of Financial Accounting Standards No. 123R, Share-Based Payment ("SFAS 123R"). SFAS 123R was adopted on a modified prospective basis effective January 1, 2006. See the table below for reconciliation between non-GAAP and GAAP net income.

    Business Discussion

    Service revenue increased approximately $2.9 million in the first quarter of 2006 compared to the same quarter in the previous year. The increase in service revenues during the first quarter of 2006 compared to the same quarter in the previous year was primarily related to the increase in the number of billable employees, the NASA Marshall Space Flight Center contract, and growth in engineering services. Reimbursed costs revenue increased $100,000 in the first quarter of 2006 compared to the first quarter of 2005. The increase in reimbursed cost revenue is primarily related to an increase in purchases made for customers. Product revenue decreased approximately $319,000 in the first quarter of 2006 compared to the same quarter of the previous year. The decrease in product revenue resulted from a reduction of software re-sales to governmental organizations.

    Management Comments

    "We are pleased with our financial performance this quarter and expect continued improvement throughout 2006," said Lt. Gen. (Ret.) Frank Libutti, chairman of the board and chief executive officer of Digital Fusion. "We announced our move into the northeast region and we continue to expand our customer base. We grew revenue $2.7 million and EBITDA 71% over of the same quarter in the previous year."
    "We are off to a great start, revenue for the first quarter of 2006 was up sequentially and we are positioned for continued growth," said Gary Ryan, Digital Fusion's president. "Our service revenues were up 84% from the same quarter in the previous year and we continue to add billable employees. We ended the first quarter of 2006 with over 215 employees and expect to have 300 employees at the end of the year."

    About Digital Fusion

    Digital Fusion, Inc., headquartered in Huntsville, Alabama, is an information technology, research and engineering, and acquisition and business support services company that helps its customers make the most of technology to meet their business needs. Digital Fusion provides state-of-the-art solutions to both government and commercial customers. Digital Fusion's core competencies are focused in the following broad areas: Application Development, Architecture and Security; Network Security; Data Management and Business Intelligence; System Migration and Integration; Sensor Systems Development and Analysis; Aerodynamic Design, Analysis, and Support; Thermal-Structural Modeling; Test and Evaluation; Systems Engineering; Modeling and Simulation; Control System Design and Analysis; Mechanical Design and Analysis; and Program Management Support. For additional information about Digital Fusion visit http://www.digitalfusion.com.

    Forward Looking Statements. All statements other than statements of historical fact included in this release are forward-looking statements. When used in this release, words such as "project," "anticipate," "believe," "estimate," "expect," "plan", "intend" and similar expressions, as they relate to the Company or its management, as well as assumptions made by and information currently available to the Company's management, identify forward-looking statements. Similarly, statements herein that describe the Company's business strategy, outlook, objectives, plans, intentions or goals are also forward-looking statements. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors including, but not limited to: the effect of business and economic conditions; the impact of competitive products and pricing; capacity and supply constraints or difficulties, the Company's dependence on continued funding of U.S. government programs; contract procurement and termination risks; competitive factors such as pricing pressures and/or competition to hire and retain employees, and material changes in laws or regulations applicable to the Company's businesses. Such statements reflect the current views of the Company with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to the operations, results of operations, growth strategy and liquidity of the Company. These statements reflect the Company's current beliefs and are based upon information currently available to it. Be advised that developments subsequent to this release are likely to cause these statements to become outdated with the passage of time.
    This press release includes non-GAAP net income, non-GAAP earnings per share data, and other non-GAAP line items from the Non-GAAP Information table in this release. These measures exclude the effect of stock compensation expense for employee stock options associated with the application of SFAS 123R, which Digital Fusion, Inc. adopted effective January 1, 2006. These measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. Digital Fusion, Inc. believes that the presentation of the non-GAAP measures, when shown in conjunction with the corresponding GAAP measures, provides useful information to management and investors regarding financial and business trends relating to its financial condition and results of operations. In particular, as Digital Fusion, Inc. begins to apply SFAS 123R, it believes that it is useful to investors to understand how the expense associated with the application of SFAS 123R are reflected in its results of operations. The presentation of these non-GAAP measures permits both investors and management to more readily compare past results, which do not include the impact of SFAS 123R, with future results, and to better understand Digital Fusion's performance over the periods presented.




                         DIGITAL FUSION, INC.
                 Condensed Consolidated Balance Sheets
                 (in thousands, except per share data)

                                                  March 31,   Dec. 31,
                                                    2006        2005
                                                 (Unaudited)
                                                 ------------ --------

                     ASSETS
Current Assets:
  Cash and cash equivalents                              1          1
  Short-term investment                           $      -   $     66
  Accounts receivable (net of allowance for
   doubtful accounts of $26 for 2006 and 2005)       4,885      5,277
  Unbilled receivables                                 261        256
  Prepaid expenses and other current assets            137         70
                                                   --------   --------
     Total current assets                            5,284      5,670

Property and equipment, net of accumulated
 depreciation of $1,158 for 2006 and $1,111
 for 2005                                              503        492
Goodwill                                             5,861      5,861
Purchased intangible assets, net                     1,528      1,634
Other assets                                            22         18
                                                   --------   --------
     Total assets                                 $ 13,198   $ 13,675
                                                   ========   ========

      LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Current maturities of long-term debt            $  2,541   $  3,041
  Accounts payable                                     725      1,121
  Deferred revenue                                      37        212
  Accrued compensation and related expenses          1,714      1,470
  Other current liabilities                             72         72
                                                   --------   --------
     Total current liabilities                       5,089      5,916

Long-term debt, less current maturities              1,732      1,685
Pension obligation                                     341        341
                                                   --------   --------
     Total liabilities                               7,162      7,942
                                                   --------   --------

Stockholders' Equity:
  Preferred Stock - $.01 par value; authorized
   1,000 shares, no shares issued and
   outstanding                                           -          -
  Common Stock - $.01 par value; authorized
   30,000 shares; 11,425 and 11,247 shares
   issued and outstanding at March 31, 2006 and
   December 31, 2005, respectively                     114        112
  Additional paid in capital                        44,857     44,393
  Accumulated deficit                              (38,935)   (38,772)
                                                   --------   --------
     Total stockholders' equity                      6,036      5,733
                                                   --------   --------
     Total liabilities and stockholders' equity   $ 13,198   $ 13,675
                                                   ========   ========





                         DIGITAL FUSION, INC.
            Condensed Consolidated Statements of Operations
          For the three months ended March 31, 2006 and 2005
            (unaudited, in thousands except per share data)

                                           2006             2005
                                      -------------   ----------------
Revenues
  Services and fees                  $       6,377   $         3,495
  Reimbursed costs                             609               509
  Product                                      118               437
                                      -------------   ---------------
    Total Revenues                           7,104             4,441
                                      -------------   ---------------
Cost of services and goods sold
  Services                                   5,179             2,663
  Reimbursed costs                             593               476
  Product                                      110               422
                                      -------------   ---------------
    Total cost of services and
     goods sold                              5,882             3,561
                                      -------------   ---------------
    Gross profit                             1,222               880
Selling, general and administrative          1,144               638
                                      -------------   ---------------
    Operating income                            78               242
                                      -------------   ---------------
Other expenses:
  Interest expense, net                         48                47
  Amortization of discount on debt
   and intrinsic value of
   convertible debt                             87               102
                                       -------------   --------------
  Total interest expense                       135               149

  Other income                                   -                 -
  Amortization of intangible assets            107                 -
                                      -------------   ---------------
    Total other expenses                       242               149
                                      -------------   ---------------
    Net income (loss) before income
     taxes                           $        (164)  $            93
Income tax benefit                               -                 -
                                      -------------   ---------------
    Net income (loss)                $        (164)  $            93
                                      =============   ===============

Basic earnings (loss) per share      $       (0.01)  $          0.01
                                      =============   ===============
Basic weighted average common shares
 outstanding                                11,315            10,446
                                      =============   ===============

Diluted earnings (loss) per share    $       (0.01)  $          0.01
                                      =============   ===============
Diluted weighted average common
 shares outstanding                         11,315            12,758
                                      =============   ===============





   Earnings before interest, income taxes, share-based compensation, depreciation, and amortization (EBITDA)
                       (unaudited in thousands)

EBITDA (which we define as earnings before interest, income taxes, share-based compensation, depreciation, and amortization) is not a measure of financial performance under United States generally accepted accounting principles ("US GAAP") and should not be considered as an alternative to net income, operating income or any other performance measures derived in accordance with US GAAP or as an alternative to cash flow from operating activities as a measure of liquidity. Management believes EBITDA provides additional, useful information regarding Digital Fusion's ability to meet our debt service, capital expenditure and working capital requirements. EBITDA is a traditional measure of a business' ability to generate cash flows irrespective of financing costs and is presented as a supplemental financial measurement in the evaluation of our business.

                                     For the three months ended
                                              March 31,
                                     --------------------------
                                         2006             2005
                                     ---------    -------------
Net income (loss)                   $    (164)   $          93
Interest expense                           48               47
Income tax expense                          -                -
Share-based compensation                  357                -
Depreciation and amortization              45               38
Amortization of intangible assets         107                -
Amortization of discount on debt
 and intrinsic value of
 convertible debt                          87              102
                                     ---------    -------------

EBITDA                              $     480    $         280
                                     =========    =============





                     Non-GAAP Information (1) (2)
          For the three months ended March 31, 2006 and 2005
                       (unaudited, in thousands)

                                                    Non-GAAP
                                                   (excludes
                                                   effects of    GAAP
                             GAAP                  SFAS 123R)   Three
                             Three                   Three      Months
                             Months    Effects of    Months     Ended
                             Ended     SFAS 123R     Ended      March
                            March 31,   March 31,   March 31,    31,
                              2006        2006        2006      2005
                            ---------  ---------- ----------- -------
Revenues                    $  7,104   $       -  $    7,104  $ 4,441
Cost of Sales                  5,882         106       5,776    3,561
                            ---------  ---------- ----------- -------
Gross profit (loss)            1,222        (106)      1,328      880
                            ---------  ---------- ----------- -------
Selling, general and
 administrative expenses       1,144         251         893      638
                            ---------  ---------- ----------- -------
Operating income (loss)           78        (357)        435      242
                            ---------  ---------- ----------- -------
Interest expense                  48           -          48       47
Other expense                    194           -         194      102
                            ---------  ---------- ----------- -------
Net income (loss) before
 income taxes                   (164)       (357)        193       93
Income tax benefit                 -           -           -        -
                            ---------  ---------- ----------- -------
Net income (loss)           $   (164)  $    (357) $      193  $    93
                            =========  ========== =========== ========


(1) A reconciliation between net income on a GAAP basis and non-GAAP net income including items (a) through (b) is provided in the table below.

(2) There was no stock-based compensation expense recorded in fiscal 2005, as we had adopted the footnote disclosure only provision of SFAS 123.






 Reconciliation of GAAP to Non-GAAP Net Income and Earnings per Share
            (unaudited, in thousands except per share data)

                                              Quarter        Quarter
                                               Ended          Ended
                                              March 31,      March 31,
                                                2006           2005
                                             ----------     ----------
GAAP Net Income (Loss)                      $     (164)    $       93
(a) Stock-based compensation expense
 related to employee stock options (1)             357              -
(b) Income tax effect of stock-based
 compensation expense                                -              -
                                             ----------     ----------
Non-GAAP Net Income                         $      193     $       93
                                             ==========     ==========
GAAP Earnings per common share -            $    (0.01)    $     0.01
Per share effect of stock-based
 compensation expense                             0.03              -
                                             ----------     ----------
Non-GAAP Earnings per common share -
 Basic                                      $     0.02     $     0.01
                                             ==========     ==========
Non-GAAP Earnings per common share -
 Diluted                                    $     0.01     $     0.01
                                             ==========     ==========

(1) For the first quarter of 2006, stock-based compensation expense was allocated as follows: $106 to cost of sales expense and $251 to selling, general and administrative expense.




    CONTACT: Digital Fusion, Inc., Huntsville
             Investor Relations
             Elena Crosby, 256-837-2620
             ir@digitalfusion.com